EXHIBIT 99.2
                                  ------------

                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
           Introduction to Proforma Consolidated Financial Information
                                   (Unaudited)


On February 28, 1999, effective as of January 1, 1999, United Community Holdings, Inc. (Company) exchanged 1,000 shares of restricted, unregistered common stock with its then current majority shareholder for 100.0% of the issued and outstanding stock of Rosemont Gardens Funeral Chapel-Cemetery, Inc. (a Mississippi corporation) (Rosemont). At closing, Rosemont became a wholly-owned subsidiary of the Company.

Rosemont Gardens Funeral Chapel-Cemetery, Inc. (Rosemont) was originally incorporated on March 4, 1994 under the laws of the State of Mississippi. Rosemont's operations consist of a funeral home and cemetery operation in Jackson, Mississippi. Rosemont personnel at the funeral service location provide all professional services related to funerals, including the use of funeral facilities and motor vehicles. Funeral related merchandise is sold at the funeral service location. Rosemont sells prearranged funeral services whereby a customer contractually agrees to the terms, conditions and price of a funeral to be performed at an unknown future date at the time the contract is executed. Rosemont's cemetery provides cemetery interment rights (including mausoleum crypts and lawn spaces) and certain merchandise including stone and bronze memorials and burial vaults. These items may be sold on either a pre-need or an at-need basis. Rosemont personnel at the cemetery site perform interment services and provide management and maintenance of the cemetery grounds.

The acquisition of Rosemont by the Company was accounted for as a "reverse acquisition" with the Company being the parent company and Rosemont being a wholly-owned subsidiary. Due to common control and ownership of the two corporations, this transaction was accounted for on an "as-if-pooled" basis in accordance with Interpretation #39 of Accounting Principles Board Opinion #16. These combined entities are referred to as Company. Accordingly, the combined financial statements of the Company and Rosemont represent the historical consolidated financial statements as of the first day of the first period presented.

The Proforma Consolidated Balance Sheet as of December 31, 1998 and March 31, 1998 and the Proforma Consolidated Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 present the consolidated results of continuing consolidated operations of United Community Holdings, Inc. and its wholly-owned subsidiary, Rosemont Gardens Funeral Chapel-Cemetery, Inc. (collectively Company).

These proforma statements include all material adjustments necessary to present proforma historical results of the above described transactions. The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.

The proforma information has been prepared by United Community Holdings, Inc. and all calculations have been made by the Company based on assumptions deemed appropriate in the circumstances by the Company. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Financial Information.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of United Community Holdings, Inc. (formerly Pacific Great China Co., Ltd.) and the historical Financial Statements and Notes thereto of Rosemont Gardens Funeral Chapel-Cemetery, Inc.



                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
                       Consolidated Proforma Balance Sheet
                                December 31, 1998

                                   (Unaudited)

                                                   United         Rosemont
                                                  Community     Gardens Funeral
                                                  Holdings     Chapel-Cemetery,   Proforma      Proforma
ASSETS                                            Inc.         Inc. adjustments   consolidated
                                                  -----------  ----------------   ------------ -----------

Current assets
   Cash on hand and in bank                       $      --      $     1,327    $      --      $     1,327
   Restricted cash                                       --           52,795           --           52,795
   Accounts receivable-at need, net
      of allowance for doubtful accounts                 --           11,616           --           11,616
   Other current assets                                  --           12,721           --           12,721
                                                  -----------    -----------    -----------    -----------
      Total current assets                               --           78,459           --           78,459
                                                  -----------    -----------    -----------    -----------

Property, equipment and land - at cost                   --        2,980,823           --        2,980,823
   Accumulated depreciation                              --         (205,451)          --         (205,451)
                                                  -----------    -----------    -----------    -----------
      Net property and equipment                         --        2,775,372           --        2,775,372
                                                  -----------    -----------    -----------    -----------

Other assets
   Cemetery property - at cost                           --        1,086,037           --        1,086,037
   Prearranged funeral contracts                         --        1,263,109           --        1,263,109
   Long-term receivables for
      cemetery property sales                            --          365,295           --          365,295
   Other                                                 --           18,844           --           18,844
                                                  -----------    -----------    -----------    -----------
      Total other assets                                 --        2,733,285           --        2,733,285
                                                  -----------    -----------    -----------    -----------

Total Assets                                      $      --      $ 5,587,116    $      --      $ 5,587,116
                                                  ===========    ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Notes payable                                  $      --      $   365,000    $      --      $   365,000
   Current maturities of long-term debt                  --           46,203           --           46,203
   Accounts payable and
      other accrued liabilities                          --          110,070           --          110,070
                                                  -----------    -----------    -----------    -----------
      Total current liabilities                          --          521,273           --          521,273
                                                  -----------    -----------    -----------    -----------

Long-term liabilities
   Long-term debt, net of current maturities             --        2,152,358           --        2,152,358
   Deferred prearranged
      funeral contract revenues                          --        1,599,220           --        1,599,220
   Deferred cemetery property sale revenues              --          363,370           --          363,370
   Shareholder loan                                      --             --             --             --
                                                  -----------    -----------    -----------    -----------

Total Liabilities                                        --        4,636,221           --        4,636,221
                                                  -----------    -----------    -----------    -----------

Commitments and contingencies

Shareholders' Equity
   Common stock - $0.00001 par value                       80           --             --               80
   Common stock - $1.00 par value                        --            1,000         (1,000)          --
   Additional paid-in capital                           5,438      2,770,632          1,000      2,777,070
   Accumulated deficit                                 (5,518)    (1,820,737)          --       (1,826,255)
                                                  -----------    -----------    -----------    -----------

Total Shareholders' Equity                               --          950,895           --          950,895
                                                  -----------    -----------    -----------    -----------

Total Liabilities and Shareholders' Equity        $      --      $ 5,587,116    $      --      $ 5,587,116
                                                  ===========    ===========    ===========    ===========





                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
     Consolidated Proforma Statement of Operations and Comprehensive Income
                          Year ended December 31, 1998

                                   (Unaudited)

                                                 United          Rosemont
                                                Community       Gardens Funeral
                                                Holdings        Chapel-Cemetery,   Proforma     Proforma
                                                 Inc.           Inc.               adjustments  consolidated
                                                -------------   ----------------   -----------  ------------

Revenues
   Funeral revenues                             $        --      $   149,057       $     --     $   149,057
   Cemetery sales                                        --           81,185             --          81,185
   Finance charge and related revenues                   --           20,415             --          20,415
                                                -------------    -----------       ----------   -----------
      Total revenues                                     --          250,657             --         250,657
                                                -------------    -----------       ----------   -----------

Cost of sales and direct expenses
   Cost of cemetery spaces and crypts                    --           15,325             --          15,325
   Cost of cemetery merchandise
      and funeral services                               --           74,046             --          74,046
   Sales commissions                                     --           78,343             --          78,343
                                                -------------    -----------       ----------   -----------
      Total cost of sales and direct expenses            --          167,714             --         167,714
                                                -------------    -----------       ----------   -----------

Gross profit                                             --           82,943             --          82,943
                                                -------------    -----------       ----------   -----------

Operating expenses
   General and administrative expenses                   --          480,777             --         480,777
   Interest expense                                      --          235,993             --         235,993
   Depreciation and amortization                         --          129,693             --         129,693
                                                -------------    -----------       ----------   -----------
      Total operating expenses                           --          846,463             --         846,463
                                                -------------    -----------       ----------   -----------

Loss from operations                                     --         (763,520)            --        (763,520)

Other income (expense)                                   --           32,522             --          32,522
                                                -------------    -----------       ----------   -----------

Loss before income taxes                                 --         (730,998)            --        (730,998)

Income taxes                                             --             --               --            --
                                                -------------    -----------       ----------   -----------

Net Loss                                                 --         (730,998)            --        (730,998)

Other comprehensive income                               --             --               --            --
                                                -------------    -----------       ----------   -----------

Comprehensive Loss                              $        --      $  (730,998)      $     --     $  (730,998)
                                                =============    ===========       ==========   ===========

Proforma net loss per weighted-average
   share of common stock outstanding - Basic                                                    $     (0.09)
                                                                                                ===========

Proforma weighted-average number of
   shares of common stock outstanding - Basic                                                     8,000,818
                                                                                                ===========





                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
                       Consolidated Proforma Balance Sheet
                                 March 31, 1999

                                   (Unaudited)

                                                   United        Rosemont
                                                  Community     Gardens Funeral
                                                  Holdings      Chapel-Cemetery, Proforma       Proforma
ASSETS                                             Inc.         Inc.             adjustments    consolidated
                                                  -----------   ---------------- -----------    ------------

Current assets
   Cash on hand and in bank                       $      --      $     2,218    $      --      $     2,218
   Restricted cash                                       --           45,751           --           45,751
   Accounts receivable-at need, net
      of allowance for doubtful accounts                 --           21,570           --           21,570
   Other current assets                                  --            3,863           --            3,863
                                                  -----------    -----------    -----------    -----------
      Total current assets                               --           73,402           --           73,402
                                                  -----------    -----------    -----------    -----------

Property, equipment and land - at cost                   --        2,962,751           --        2,962,751
   Accumulated depreciation                              --         (244,993)          --         (244,993)
                                                  -----------    -----------    -----------    -----------
      Net property and equipment                         --        2,717,758           --        2,717,758
                                                  -----------    -----------    -----------    -----------

Other assets
   Cemetery property - at cost                           --        1,081,015           --        1,081,015
   Prearranged funeral contracts                         --        1,313,502           --        1,313,502
   Long-term receivables for
      cemetery property sales                            --          364,963           --          364,963
   Other                                                 --           17,963           --           17,963
                                                  -----------    -----------    -----------    -----------
      Total other assets                                 --        2,777,443           --        2,777,443
                                                  -----------    -----------    -----------    -----------

Total Assets                                      $      --      $ 5,568,603    $      --      $ 5,568,603
                                                  ===========    ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Notes payable                                  $      --      $   400,000    $      --      $   400,000
   Current maturities of long-term debt                  --           46,203           --           46,203
   Accounts payable and
      other accrued liabilities                          --           85,735           --           85,735
                                                  -----------    -----------    -----------    -----------
      Total current liabilities                          --          531,938           --          531,938
                                                  -----------    -----------    -----------    -----------

Long-term liabilities
   Long-term debt, net of current maturities             --        2,145,529           --        2,145,529
   Deferred prearranged
      funeral contract revenues                          --        1,690,215           --        1,690,215
   Deferred cemetery property sale revenues              --          331,080           --          331,080
   Shareholder loan                                      --             --             --             --
                                                  -----------    -----------    -----------    -----------

Total Liabilities                                        --        4,698,762           --        4,698,762
                                                  -----------    -----------    -----------    -----------

Commitments and contingencies

Shareholders' Equity
   Common stock - $0.00001 par value                       80           --             --               80
   Common stock - $1.00 par value                        --            1,000         (1,000)          --
   Additional paid-in capital                           5,438      2,770,632          1,000      2,777,070
   Accumulated deficit                                 (5,518)    (1,901,791)          --       (1,907,309)
                                                  -----------    -----------    -----------    -----------

Total Shareholders' Equity                               --          869,841           --          869,841
                                                  -----------    -----------    -----------    -----------

Total Liabilities and Shareholders' Equity        $      --      $ 5,568,603    $      --      $ 5,568,603
                                                  ===========    ===========    ===========    ===========



                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
     Consolidated Proforma Statement of Operations and Comprehensive Income
                        Three months ended March 31, 1999

                                   (Unaudited)

                                                 United         Rosemont
                                                 Community     Gardens Funeral
                                                 Holdings      Chapel-Cemetery, Proforma     Proforma
                                                 Inc.             Inc.          adjustments  consolidated
                                                -------------  ---------------- -----------  ------------

Revenues
   Funeral revenues                             $        --      $    43,391    $     --     $    43,391
   Cemetery sales                                        --           77,295          --          77,295
   Finance charge and related revenues                   --           (4,510)         --          (4,510)
                                                -------------    -----------    ----------   -----------
      Total revenues                                     --          116,176          --         116,176
                                                -------------    -----------    ----------   -----------

Cost of sales and direct expenses
   Cost of cemetery spaces and crypts                    --            9,132          --           9,132
   Cost of cemetery merchandise
      and funeral services                               --           18,062          --          18,062
   Sales commissions                                     --           13,685          --          13,685
                                                -------------    -----------    ----------   -----------
      Total cost of sales and direct expenses            --           40,879          --          40,879
                                                -------------    -----------    ----------   -----------

Gross profit                                             --           75,297          --          75,297
                                                -------------    -----------    ----------   -----------

Operating expenses
   General and administrative expenses                   --           65,666          --          65,666
   Interest expense                                      --           51,004          --          51,004
   Depreciation and amortization                         --           39,749          --          39,749
                                                -------------    -----------    ----------   -----------
      Total operating expenses                           --          156,419          --         156,419
                                                -------------    -----------    ----------   -----------

Loss from operations                                     --          (81,122)         --         (81,122)

Other income (expense)                                   --               66          --              66
                                                -------------    -----------    ----------   -----------

Loss before income taxes                                 --          (81,056)         --         (81,056)

Income taxes                                             --             --            --            --
                                                -------------    -----------    ----------   -----------

Net Loss                                                 --          (81,056)         --         (81,056)

Other comprehensive income                               --             --            --            --
                                                -------------    -----------    ----------   -----------

Comprehensive Loss                              $        --      $   (81,056)   $     --     $   (81,056)
                                                =============    ===========    ==========   ===========

Proforma net loss per weighted-average
   share of common stock outstanding - Basic                                                 $     (0.01)
                                                                                             ===========

Proforma weighted-average number of
   shares of common stock outstanding - Basic                                                  8,000,818
                                                                                             ===========


                         United Community Holdings, Inc.
                    (formerly Pacific Great China Co., Ltd.)
              Notes to Proforma Consolidated Financial Information
                                   (Unaudited)


The Proforma Consolidated Balance Sheets as of December 31, 1998 and March 31, 1999 and the Proforma Consolidated Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 are derived from the historical Balance Sheets and Statements of Operations of United Community Holdings, Inc. and Rosemont Gardens Funeral Chapel-Cemetery, Inc. (collectively Company).

The proforma information reflects the adjustments to record the acquisition of Rosemont Gardens Funeral Chapel- Cemetery, Inc. This transaction is recorded pursuant to the requirements of Interpretation 39 of Accounting Principles Board Opinion #16, whereby the acquisition of Rosemont Gardens Funeral Chapel-Cemetery, Inc. is treated as a transfer of shares between companies with common control in a manner similar to a pooling of interests. All assets and liabilities of Rosemont Gardens Funeral Chapel - Cemetery, Inc. are recognized at historical cost.

The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of United Community Holdings, Inc. (formerly Pacific Great China Co., Ltd.) and the historical Financial Statements and Notes thereto of Rosemont Gardens Funeral Chapel-Cemetery, Inc.

The footnotes depicted on the Proforma Consolidated Financial Information are described below:

(1) Adjustment to acquire 100% of the issued and outstanding shares of Rosemont Gardens Funeral Chapel- Cemetery, inc. by United Community Holdings, Inc. effective January 1, 1999, for the issuance of 1,000 shares of United Community Holdings, Inc.'s common stock.